UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2015

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware		19890-1615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6019

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 3, 2015, Wilmington Trust Company, solely in its capacity as trust administrator and trustee (in such capacity, the “Trust Administrator”) of the Motors Liquidation Company GUC Trust (the “GUC Trust”), filed a motion (the “Motion”) with the Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking an order authorizing the GUC Trust to (A) (i) exercise the GUC Trust’s holdings of (1) warrants to purchase shares of common stock, par value $0.01 per share of General Motors Company (“New GM Common Stock”) at $10.00 per share (“New GM ‘A’ Warrants”), and (2) warrants to purchase shares of New GM Common Stock at $18.33 per share (“New GM ‘B’ Warrants” and, collectively with the New GM ‘A’ Warrants, “New GM Warrants”), and (ii) liquidate the GUC Trust’s holdings of New GM Common Stock (including the New GM Common Stock received from the exercise of the New GM Warrants) into cash, and (B) make corresponding amendments to the agreement governing the GUC Trust.

If the relief requested in the Motion is granted by the Bankruptcy Court in the form currently proposed, the GUC Trust would as soon as practicable thereafter exercise the New GM Warrants, converting such New GM Warrants into shares of New GM Common Stock, and then liquidate its entire holdings of New GM Common Stock in one or more open market transactions, block trades or other sales, in such numbers and at such time or times, as it shall determine, and potentially with the assistance and advice of one or more investment banking companies or other broker-dealers.

A copy of the Motion of, and form of order requested by, the Trust Administrator has been filed as an exhibit hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished with this Form 8-K.

Exhibit No.	Description

99.1	Motion of Wilmington Trust Company, as GUC Trust Administrator

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2015

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust Company

EXHIBIT INDEX

Exhibit No.	Description

99.1	Motion of Wilmington Trust Company, as GUC Trust Administrator

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